SCHEDULE FOR COMPUTATION OF PERFORMANCE DATA

                               AETNA VARIABLE FUND



                            TOTAL RETURN CALCULATION
                     One Year Period Ended December 31, 1996


                                        n
Formula                          P (1+T)   =   ERV

Initial Investment                       10,000.00     =        P
Ending Redeemable Value                  12,445.85     =        ERV
One Year Period Ended 12/31/96                1        =        n

TOTAL RETURN FOR THE PERIOD                  24.46%    =        T



                            TOTAL RETURN CALCULATION
                    Five Year Period Ended December 31, 1996

                                        n
Formula                          P (1+T)   =   ERV

Initial Investment                       10,000.00     =        P
Ending Redeemable Value                  18,556.92     =        ERV
Five Year Period Ended 12/31/96               5        =        n

TOTAL RETURN FOR THE PERIOD                  13.16%    =        T

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                            TOTAL RETURN CALCULATION
                     Ten Year Period Ended December 31, 1996


                                        n
Formula                          P (1+T)   =   ERV

Initial Investment                       10,000.00     =        P
Ending Redeemable Value                  37,786.32     =        ERV
Ten Year Period Ended 12/31/96               10        =        n

TOTAL RETURN FOR THE PERIOD                  14.22%    =        T